UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.           )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under §240.14a-12

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Nuveen Churchill Private Capital Income Fund
430 Park Avenue, 14th Floor
New York, New York 10022
April 4, 2023
Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Nuveen Churchill Private Capital Income Fund (the “Fund”) to be held on May 18, 2023 at 3:30 p.m., Eastern Time (the “Annual Meeting”). The Annual Meeting will be held in a virtual meeting format setting only. You can participate in the Annual Meeting, vote and submit questions via Zoom by visiting https://churchillam.zoom.us/j/98250143080?pwd=ck5kcnpmYUhKNEFyU3ZxcXlSMVZFdz09 and entering your control number on your proxy card or voting instruction form.
Your vote is very important! Your immediate response will help avoid potential delays and may save the Fund significant additional expenses associated with soliciting shareholder votes.
The Notice of the Annual Meeting and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. The Annual Meeting is being held for the following purposes:
(i)    to elect seven members of the board of trustees of the Fund (the “Board”) to serve until the 2024 annual meeting of shareholders and until their respective successors are duly elected and qualified; and
(ii)    to transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.
The Board unanimously recommends that you vote FOR the proposal to be considered and voted on at the Annual Meeting.
The Notice of the Annual Meeting, the proxy statement, the proxy card and the annual report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report”) are first being mailed to shareholders of record on or about April 7, 2023.
It is important that your shares of the Fund’s common shares of beneficial interest, par value $0.01 per share, be represented at the Annual Meeting. If you are unable to attend the Annual Meeting, I encourage you to vote your proxy on the Internet or by telephone by following the instructions provided on the proxy statement and the enclosed proxy card. Your vote and participation in the governance of the Fund are very important.

Sincerely yours,
Kenneth Kencel
President and Chief Executive Officer

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
430 Park Avenue, 14th Floor
New York, New York 10022
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On May 18, 2023
To the Shareholders of Nuveen Churchill Private Capital Income Fund:
NOTICE IS HEREBY GIVEN THAT the annual meeting of shareholders of Nuveen Churchill Private Capital Income Fund, a Delaware statutory trust (the “Fund”), will be held on May 18, 2023 at 3:30 p.m. Eastern Time (the “Annual Meeting”). The Annual Meeting will be held in a virtual meeting format setting only, and will be conducted via Zoom. It is important to note that shareholders have the same rights and opportunities by participating in the virtual meeting as they would if attending an in-person meeting. You will be able to participate in the Annual Meeting, vote and submit your questions via Zoom by visiting https://churchillam.zoom.us/j/98250143080?pwd=ck5kcnpmYUhKNEFyU3ZxcXlSMVZFdz09. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying proxy statement under the heading “How do I attend and vote at the Annual Meeting.”
The Annual Meeting is being held for the following purposes:
1.To elect seven members of the Board to serve until the 2024 annual meeting of shareholders and until their respective successors are duly elected and qualified; and
2.To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.
The Board has fixed the close of business on March 20, 2023 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and adjournments or postponements thereof.
Important notice regarding the availability of proxy materials for the Annual Meeting to be held on May 18, 2023. The Fund’s proxy statement, the proxy card, and the Fund’s annual report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report”) are available at www.proxyvote.com. This proxy statement and the Annual Report also can be found on our website at www.nuveen.com/pcap under the “SEC Filings” tab or the SEC’s EDGAR website at www.sec.gov.
Your vote is important regardless of the number of shares that you own. If you are unable to participate in the Annual Meeting, we encourage you to vote your proxy on the Internet or by telephone by following the instructions provided on the proxy statement and enclosed proxy card.

By Order of the Board of Trustees,

John McCally
Vice President and Secretary
April 4, 2023

This is an important meeting. To ensure proper representation at the Annual Meeting, please follow the instructions on the proxy statement and enclosed proxy card to vote your proxy via the Internet or by telephone, or request, complete, sign, date and return a proxy card. Proxies may be revoked at any time before they are exercised by submitting a written notice of revocation or subsequently executed proxy, or by attending the Annual Meeting and voting virtually. Instructions on how to vote while participating at the Annual Meeting live will be provided during the Annual Meeting held via Zoom.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
430 Park Avenue, 14th Floor
New York, New York 10022

ANNUAL MEETING OF SHAREHOLDERS
To Be Held On May 18, 2023
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
What is the date of the Annual Meeting and where will it be held?
The annual meeting (the “Annual Meeting”) of shareholders of Nuveen Churchill Private Capital Income Fund, which is sometimes referred to in this proxy statement as “we,” “us,” “our,” or the “Fund,” will be held in a virtual meeting format setting only on May 18, 2023. You will be able to participate in the Annual Meeting, vote and submit your questions via Zoom by visiting https://churchillam.zoom.us/j/98250143080?pwd=ck5kcnpmYUhKNEFyU3ZxcXlSMVZFdz09.
What will I be voting on at the Annual Meeting?
At the Annual Meeting, holders of each class of the Fund’s common shares of beneficial interest (each, a “Shareholder”) will be asked to elect each of Kenneth Kencel, William Huffman, Michael Perry, Stephen Potter, James Ritchie, Dee Dee Sklar, and Sarah Smith to the Board of Trustees (the “Board”) for a one-year term, expiring at the 2024 annual meeting of shareholders and until their respective successor is duly elected and qualified.
Who can vote at the Annual Meeting?
Only Shareholders of record as of the close of business on March 20, 2023 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments thereof.
How many votes do I have?
Shareholders are entitled to one vote for each share held as of the Record Date.
How do I attend and vote at the Annual Meeting?
The Fund will be hosting the Annual Meeting live via Zoom. Any Shareholder can attend the Annual Meeting by joining via Zoom at https://churchillam.zoom.us/j/98250143080?pwd=ck5kcnpmYUhKNEFyU3ZxcXlSMVZFdz09. If you were a Shareholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:
Attending the Annual Meeting Virtually. The Fund will be hosting the Annual Meeting live via Zoom. Any Shareholder can participate in the Annual Meeting at https://churchillam.zoom.us/j/98250143080?pwd=ck5kcnpmYUhKNEFyU3ZxcXlSMVZFdz09. If you were a Shareholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:
•Instructions on how to attend and participate via Zoom, including how to demonstrate proof of stock ownership, are included in your voting instruction form.

•You will need your control number located on your proxy card to enter the Annual Meeting. When prompted to enter a password to join the Annual Meeting via Zoom, please enter your control number.
•Shareholders may submit questions while attending the Annual Meeting via Zoom.
To attend and participate in the Annual Meeting, you will need the control number located on your proxy card. The Fund will have technicians ready to assist with any technical difficulties Shareholders may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call Investor Relations by telephone at (212) 478-9237.
Voting by Proxy through the Internet.   You may authorize a proxy through the Internet using the web address included in your proxy card. Authorizing a proxy through the internet requires you to input the control number located on your proxy card. After inputting the control number, you will be prompted to direct your proxy to vote on each proposal. You will have an opportunity to review your directions and make any necessary changes before submitting your directions and terminating the Internet link.
Voting by Proxy by Telephone.   You may authorize a proxy by telephone by using the telephone number included in your proxy card and following the instructions provided in your proxy card. Authorizing a proxy by telephone requires you to input the control number located on your proxy card. After inputting the control number, you will be prompted to direct your proxy to vote on each proposal. You will have an opportunity to review your directions and make any necessary changes before submitting your directions and terminating the telephone call.
Voting by Proxy through the Mail. When voting by proxy and mailing your proxy card, you are required to:
•indicate your instructions on the proxy card;
•date and sign the proxy card;
•mail the proxy card promptly in the envelope provided, which requires no postage if mailed in the United States; and
•allow sufficient time for the proxy card to be received on or before 11:59 p.m., Eastern Time, on May 17, 2023.
Does the Board recommend voting for Proposal 1?
Yes. The Board unanimously recommends that you vote “FOR” the proposal.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
The accompanying proxy is solicited on behalf of the Board for use at the Annual Meeting to be held on May 18, 2023 at 3:30 p.m., Eastern Time. The Annual Meeting will be held in a virtual meeting format setting only, and will be conducted via Zoom. Only holders of record of our common shares of beneficial interest (the “Shares”) as of the Record Date will be entitled to vote at the Annual Meeting. As of the Record Date, we had 10,540,040 Class I shares of beneficial interest outstanding and entitled to vote. This proxy statement (the “Proxy Statement”), the Notice of the Annual Meeting, the enclosed proxy card, the annual report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report”), and any accompanying proxy materials are first being mailed to the Shareholders on or about April 7, 2023. The Annual Report and this Proxy Statement both can be accessed online at www.proxyvote.com.
All proxies will be voted in accordance with the instructions contained therein. Unless contrary instructions are specified, if a proxy is properly executed and received by the Fund (and not revoked) prior to the Annual Meeting, the Shares represented by the proxy will be voted FOR the election of seven members of the Board to serve until the 2024 annual meeting of shareholders and until their respective successors are duly elected and qualified. Should any matter not described above be properly presented at the Annual Meeting, the named proxies will vote in accordance with their best judgment as permitted.
Voting Rights
Holders of our Shares are entitled to one vote for each share held as of the Record Date.
The Annual Meeting is being held for the following purposes:
1.To elect seven members of the Board to serve until the 2024 annual meeting of shareholders and until their respective successors are duly elected and qualified; and
2.To transact such other business as may properly come before the Annual Meeting, or any postponement or adjournment thereof.
Record Date
The Board has fixed the close of business on March 20, 2023 as the Record Date for the determination of Shareholders entitled to notice of, and to vote at, the Annual Meeting and adjournments or postponements thereof. As of the Record Date, there were 10,540,040 Class I shares outstanding.
Quorum Required
One third of the outstanding Shares (without regard to class) entitled to vote at the Annual Meeting must be present or represented by proxy at the Annual Meeting to have a quorum. If you have properly voted by proxy via Internet, telephone or mail, you will be considered part of the quorum. Abstentions and “broker non-votes” will be treated as shares present for determining whether a quorum is established.

Vote Required

Proposal	Vote Required	Broker Discretionary Voting Allowed	Effect of Abstentions and Broker Non-Votes
Proposal 1 – To elect seven members of the Board to serve until the 2024 annual meeting of shareholders and until their respective successors are duly elected and qualified.	Affirmative vote of a plurality of the votes cast at the Annual Meeting virtually or by proxy.	No	Abstentions and “broker non-votes” will not be included in determining the number of votes cast and, as a result, do not affect the outcome.
You may vote “for,” “withhold authority” or abstain from voting on Proposal 1. The adoption of Proposal 1 requires the affirmative vote of the plurality of votes cast for such proposal at the Annual Meeting virtually or by proxy, meaning votes cast for such nominee’s election must exceed the votes withheld from such nominee’s election. Votes to “withhold authority” with respect to a nominee will not be voted with respect to the person indicated. Abstentions and “broker non-votes” will not be included in determining the number of votes cast and, as a result, will have no effect on this Proposal 1.
Voting
You may vote at the Annual Meeting via Zoom or by proxy in accordance with the instructions provided below. You also may authorize a proxy through the Internet or by telephone using the web address or telephone number, as applicable, included in your proxy card. These options require you to input the control number located on your proxy card. After inputting the control number, you will be prompted to direct your proxy to vote on the proposal. You will have an opportunity to review your voting instructions and make any necessary changes before submitting your voting instructions and terminating the telephone call or Internet link. Shareholders who vote via the Internet, in addition to confirming your voting instructions prior to submission, will also receive an e-mail confirming your instructions upon request. When voting by proxy and mailing your proxy card, you are required to:
•indicate your instructions on the proxy card;
•date and sign the proxy card;
•mail the proxy card promptly in the envelope provided, which requires no postage if mailed in the United States; and
•allow sufficient time for the proxy card to be received on or before 11:59 p.m., Eastern Time, on May 17, 2023.

If your Shares are held in street name, these proxy materials are being forwarded to you by your account holder, along with voting instructions. As the beneficial owner, you have the right to direct your account holder how to vote your Shares, and the account holder is required to vote your Shares in accordance with your instructions. Your broker cannot vote your Shares on your behalf without your instructions. A “broker non-vote” with respect to a matter occurs when a broker, bank or other nominee holding Shares on behalf of a beneficial owner votes on some matters on the proxy card, but not on other matters, because the broker has not received voting instructions from the beneficial owner on a particular proposal and does not have discretionary authority (or declines to exercise discretionary authority) to vote the Shares on such proposal. Brokers, banks and other nominees will not have discretionary authority to vote on the proposals with respect to the election of trustees (Proposal 1). In addition, as the beneficial owner of our Shares, you are entitled to participate in the Annual Meeting. If you are a beneficial owner, however, you may not vote your Shares at the Annual Meeting unless you obtain a legal proxy executed in your favor from the account holder of your Shares.
You may receive more than one proxy statement and proxy card or voting instructions form if your Shares are held through more than one account (e.g., through different account holders). Each proxy card or voting instructions form only covers those Shares held in the applicable account. If you hold Shares in more than one account, you must provide voting instructions as to all your accounts to vote all your Shares.
Important notice regarding the availability of proxy materials for the Annual Meeting.   The Fund’s Proxy Statement, the proxy card, and the Fund’s Annual Report are available at www.proxyvote.com.
If you plan to attend the Annual Meeting and vote your Shares virtually, you will need your control number located on your proxy card in order to be admitted to the Annual Meeting. Your control number serves as the password that permits you to join the Annual Meeting via Zoom.
Quorum and Adjournment
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, virtually or by proxy, of the holders of one third of the Shares outstanding on the Record Date, without regard to class, will constitute a quorum.
If a quorum is not present at the Annual Meeting, the Chairman will have the authority to adjourn the Annual Meeting to a date not more than 120 days after the original record date, without notice and without the vote or approval of the Shareholders, until a quorum is present.
Proxies for the Annual Meeting
The named proxies for the Annual Meeting are Kenneth Kencel and Shai Vichness (or their duly authorized designees), who will follow submitted proxy voting instructions. They will vote as the Board recommends herein as to any submitted proxies that do not direct how to vote on any item, and will vote on any other matters properly presented at the Annual Meeting in their judgment.
Expenses of Soliciting Proxies
The Fund will pay the expenses of soliciting proxies to be voted at the Annual Meeting, including the cost of mailing the Notice of the Annual Meeting, this Proxy Statement, the proxy card, the Annual Report and any related proxy materials to the Shareholders. The Fund has engaged Broadridge Financial Solutions, Inc., an independent proxy solicitation firm, to assist in the distribution of the proxy materials and tabulation of proxies. The cost of Broadridge’s services with respect to the solicitation of proxies for the Annual Meeting is estimated to be approximately $5,000, plus reasonable out-of-pocket expenses.
Revocability of Proxies
A Shareholder may revoke any proxy that is not irrevocable by attending the Annual Meeting and voting virtually or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Fund. Shareholders have no appraisal or dissenters’ rights in connection with the proposal described herein.

Contact Information for Proxy Solicitation
You can contact us by mail sent to the attention of the Vice President and Secretary of the Fund, John McCally, at our principal executive offices located at 430 Park Avenue, 14th Floor, New York, New York 10022. You can call us by dialing (212) 478-9220. You can access our proxy materials online at www.proxyvote.com.
This Proxy Statement, the Notice of the Annual Meeting and the Annual Report are available at www.proxyvote.com.
Electronic Delivery of Proxy Materials
Pursuant to the rules adopted by the SEC, the Fund furnishes proxy materials by email to those Shareholders who have elected to receive their proxy materials electronically. While the Fund encourages Shareholders to take advantage of electronic delivery of proxy materials, which helps to reduce the environmental impact of annual meetings and the cost associated with the physical printing and mailing of materials, Shareholders who have elected to receive proxy materials electronically by email, as well as beneficial owners of Shares held by a broker or custodian, may request a printed set of proxy materials. The proxy card contains instructions on how you can elect to receive a printed copy of the Proxy Statement and the Annual Report.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
The following table sets forth certain information with respect to the beneficial ownership of our Class I shares, according to information furnished to us by such persons or publicly available filings, as of the Record Date by: (1) each trustee nominee of the Fund; (2) the Fund’s executive officers; (3) the executive officers and trustees as a group; and (4) each person known to us to beneficially own 5% or more of our outstanding Shares. Ownership information for those persons who beneficially own 5% or more of the outstanding Shares is based upon filings by such persons with the SEC and other information obtained from such persons. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. As of the Record Date, only Class I shares are issued and outstanding. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. The percentage ownership is based on 10,540,040 Shares outstanding as of the Record Date. The number of Shares held by beneficial owners of 5% or more of our outstanding common shares of beneficial interest is as of the date of the applicable SEC filing made by those owners (unless otherwise noted). To our knowledge, except as indicated in the footnotes to the table, each of the Shareholders listed below has sole voting and/or investment power with respect to our Shares beneficially owned by such Shareholder.

Name and Address	Number of Shares Owned	Percentage of Class Outstanding
5% Owners
Teachers Insurance and Annuity Association of America (1)	10,540,040	100%
Interested Trustees
Kenneth Kencel	—	—
William Huffman	—	—
Michael Perry	—	—
Independent Trustees
Stephen Potter	—	—
James Ritchie	—	—
Dee Dee Sklar	—	—
Sarah Smith	—	—
Executive Officers
Shai Vichness	—	—
Thomas Grenville	—	—
John McCally	—	—
Marissa Short	—	—
All officers and trustees as a group (11 persons) (2)	—	—

________________________
(1)    The address of Teachers Insurance and Annuity Association of America (“TIAA”) is 730 Third Avenue, New York, NY 10017. In connection with our formation, on March 30, 2022, the Fund issued and sold 40 Class I shares to TIAA, for an aggregate purchase price of $1,000. In addition, on March 31, 2022, prior to the Fund’s election to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), TIAA contributed certain portfolio investments to the Fund and NCPIF SPV I LLC in the amount of $296,231,000 (fair value as of March 31, 2022). In connection therewith, the Fund issued to TIAA 10,540,000 shares of the Class I shares at $25.00. Class I shares owned by TIAA are subject to additional restrictions. TIAA may submit its Class I shares for repurchase beginning on March 31, 2027. The total amount of repurchases of TIAA shares eligible for redemption will be limited to no more than 1.67% of the Fund’s aggregate net asset value (“NAV”) per calendar quarter; provided that, if in any quarter the total amount of aggregate repurchase requests of all classes of beneficial interest does not exceed the overall share repurchase plan limits of 5% of the aggregate NAV per calendar quarter, the above redemption limits on the TIAA shares will not apply to that quarter and TIAA will be entitled to redeem up to the overall share repurchase plan limits.
(2)    The address for each of the trustees and executive officers of the Fund is c/o Nuveen Churchill Private Capital Income Fund, 430 Park Avenue, 14th Floor, New York, NY 10022.

PROPOSAL 1: ELECTION OF TRUSTEE NOMINEES
The Board currently consists of seven trustees: Kenneth Kencel, William Huffman, Michael Perry, Stephen Potter, James Ritchie, Dee Dee Sklar, and Sarah Smith. At the Annual Meeting, Shareholders are being asked to consider the election of each of Kenneth Kencel, William Huffman, Michael Perry, Stephen Potter, James Ritchie, Dee Dee Sklar, and Sarah Smith. Each of Kenneth Kencel, William Huffman, Michael Perry, Stephen Potter, James Ritchie, Dee Dee Sklar, and Sarah Smith has been nominated for election by the Board to serve a one-year term until the 2024 annual meeting of shareholders and until their respective successor is duly elected and qualified. Each trustee nominee has agreed to serve as a trustee if re-elected at the Annual Meeting and has consented to being named as a nominee in this Proxy Statement.
A Shareholder can vote “for,” “withhold authority” or abstain from voting his, her or its vote from the nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of each of the trustee nominees named below in accordance with the recommendation of the Board. If any of the trustee nominees should decline or be unable to serve as a trustee, the persons named as proxies will vote for such other nominee as may be proposed by the Nominating and Corporate Governance Committee (the “Nominating Committee”). The Board has no reason to believe that any of the persons named as trustee nominees will be unable or unwilling to serve.
Required Vote
Each trustee nominee will be elected to the Board if the votes cast for such nominee's election exceed the votes withheld from such nominee’s election. If a Shareholder votes to “withhold authority” with respect to a nominee, the shares will not be voted with respect to the person indicated. Abstentions and “broker non-votes” will not be included in determining the number of votes cast and, as a result, will have no effect on this Proposal 1. There will be no cumulative voting with respect to Proposal 1.
Information about the Trustee Nominees and Trustees
Set forth below is information regarding Messrs. Kencel, Huffman, Perry, Potter and Ritchie and Mses. Sklar and Smith, who are being nominated for election as trustees of the Fund by the Shareholders at the Annual Meeting. Messrs. Kencel, Huffman, Perry, Potter and Ritchie and Mses. Sklar and Smith are not being proposed for election pursuant to any agreement or understanding between any of Messrs. Kencel, Huffman, Perry, Potter and Ritchie and Mses. Sklar and Smith, on the one hand, and the Fund or any other person or entity, on the other hand.
The information below includes specific information about each trustee’s experience, qualifications, attributes or skills that led the Board to the conclusion that the individual is qualified to serve on the Board, in light of the Fund’s business and structure. There were no legal proceedings of the type described in Item 401(f)(7) and (8) of Regulation S-K in the past 10 years against any of our trustee nominees or officers, and none are currently pending.
Mr. Kencel is an “interested person” (as defined in the 1940 Act) of the Fund due to his position as the Chief Executive Officer and President of the Fund and Chief Executive Officer and President of Churchill Asset Management LLC, the Fund’s investment adviser (“Churchill or the “Adviser”). Mr. Huffman is an “interested person” (as defined in the 1940 Act) of the Fund due to his position President of Nuveen Equities and Fixed Income at Nuveen, LLC (“Nuveen”), the parent company of the Adviser, and the President of Nuveen Asset Management, LLC, the Fund’s investment sub-adviser (“Nuveen Asset Management” or the “Sub-Adviser”). Mr. Perry is an “interested person” (as defined in the 1940 Act) of the Fund due to his position as Executive Vice President and Head of U.S. Advisory Services for Nuveen. The Board has determined that each of Stephen Potter, James Ritchie, Dee Dee Sklar, and Sarah Smith is not an “interested person” (as defined in the 1940 Act) of the Fund.

Name, Address and Age(1)	Position(s) held within the Fund	Principal Occupation(s) During the Past 5 years	Term of Office and Length of Time Served	Number of Companies in Fund Complex Overseen by Trustee or Nominee for Trustee (2)	Other Directorships Held by Trustee or Nominee for Trustee
Interested Trustees
Kenneth Kencel, 64	Chief Executive Officer, President, Trustee and Chairman	Chief Executive Officer and President of Churchill, the Fund, NC SLF Inc. and Nuveen Churchill Direct Lending Corp.	Trustee since 2022, Term expires in 2023	3	Canisius High School NC SLF Inc. Nuveen Churchill Direct Lending Corp.
William Huffman, 53	Trustee	President of Nuveen Equities and Fixed Income, and President of Nuveen Asset Management, LLC	Trustee since 2022, Term expires in 2023	1	Boys and Girls Club of Chicago Rush Medical Center Arthritis and Orthopedics Leadership Committee
Michael Perry, 56	Trustee	Executive Vice President and Head of U.S. Advisory Services for Nuveen	Trustee since 2023, Term expires in 2023	2	Youth, Inc. Nuveen Churchill Direct Lending Corp.

Independent Trustees
Stephen Potter, 66	Trustee	President of Northern Trust Asset Management	Trustee since 2022, Term expires in 2023	2
Miami Corporation

Rush University Medical Center

Duke University Trinity College

British American Business Council

Solti Foundation

American School in London US Foundation

Japan America Society of Chicago

Rush System for Health

Walter Scott & Partners

Nuveen Churchill Direct Lending Corp.

James Ritchie, 68	Trustee	Director	Trustee since 2022, Term expires in 2023	3	Kinsale Capital Group, Inc. NC SLF Inc. Nuveen Churchill Direct Lending Corp.
Dee Dee Sklar, 72	Trustee	Vice Chair of and Head of Subscription Finance at Wells Fargo	Trustee since 2022, Term expires in 2023	1	Papaya Growth Opportunity Corp 1 Kernel Group Holdings, Inc. Tealbook
Sarah Smith, 64	Trustee	Chief Compliance Officer of Goldman Sachs	Trustee since 2022, Term expires in 2023	1	Klarna Bank A.B. Via Transportation 98point6 Financial Accounting Foundation Governmental Accounting Standards Board

Kenneth Kencel, Chief Executive Officer, President & Chairman
Kenneth Kencel has served as Chief Executive Officer, President and Chairman of the Board of the Fund since March 2022 and has served as President and Chief Executive Officer of Churchill since 2015. Mr. Kencel has served as the Chief Executive Officer, President and Chairman of the Board of Nuveen Churchill Direct Lending Corp., a BDC, since December 2019, and NC SLF Inc., a closed-end fund registered under the 1940 Act, since March 2021. Throughout his over 35-year career in the investment industry, Mr. Kencel has accrued a broad range of experience in leading private credit investment businesses. Previously, Mr. Kencel served as a Managing Director of The Carlyle Group, and from May 2014 to April 2015, he also served as President and a Director of TCG BDC, Inc. (Carlyle’s publicly traded business development company). Previously, he founded and was President and CEO of Churchill Financial Group; and served as Head of Leveraged Finance for Royal Bank of Canada as well as Head of Indosuez Capital—a leading middle market merchant banking and asset management business in partnership with Credit Agricole Group. Mr. Kencel also helped to found the high yield finance business at Chase Securities (now JP Morgan Chase). He began his career in the Mergers & Acquisitions Group at Drexel Burnham Lambert.
Mr. Kencel serves on the Pension Investment Advisory Committee for the Archdiocese of New York, the Board of Trustees and Chairman of the Investment Committee of Canisius High School and the Advisory Board of Teach for America (Connecticut). Mr. Kencel is a guest lecturer at Boston University Questrom School of Business and a former member of the Board of Advisors and Adjunct Professor at the McDonough School of Business at Georgetown University. He earned his B.S. in Business Administration, magna cum laude, from Georgetown University and his J.D. from Northwestern University Pritzker School of Law.
We believe Mr. Kencel’s numerous management positions, as well as his depth of experience with corporate finance and middle market investments, give the Board valuable industry-specific knowledge and expertise on these and other matters, and his history with Churchill provides an important skillset and knowledge base to the Board.
William Huffman
William Huffman has served as a trustee of the Fund since March 2022. Mr. Huffman leads the Nuveen Equities and Fixed Income (NEFI) group, managing a global investment business in equities, taxable fixed income, munis, multi-asset, private capital and green lending for the firm’s clients, while providing them with diverse capabilities and solutions. Mr. Huffman is also the President of Nuveen Asset Management,. responsible for leading all of the firm’s business and investment management activities, totaling more than $1T in assets under management. In addition, Mr. Huffman serves as an executive sponsor of the Nuveen Culture and Inclusion Council, which incorporates ID&E best practices across the firm to build an inclusive and engaging culture for all associates, as well as the Achieve Business Resource Group which helps women at the firm achieve success both personally and professionally while driving results for the business.
Mr. Huffman joined Nuveen in 2008 after 17 years at Northern Trust where he was President and Chief Executive Officer of Northern Trust Global Advisors, Inc., serving institutional and wealth clients in traditional asset classes and alternatives including hedge funds and private equity. Concurrently, Mr. Huffman served as Chief Executive Officer of Northern Trust Global Investments Limited located in London, responsible for the firm’s entire international asset management business. Prior to these roles, Mr. Huffman served as the director of quantitative product management for Northern Trust and began his career with the firm as the leader of the internal audit group responsible for treasury, investment management and finance functions.
Mr. Huffman graduated with a B.S. in Accounting from Indiana University and an M.B.A. in Finance from the University of Chicago. Mr. Huffman has also passed the Certified Public Accountant exam. Mr. Huffman serves his community as Vice Chairman of the Board of Directors for the Boys and Girls Clubs of Chicago, and as a member of the Board of Trustees for Rush University Medical Center in Chicago.

Michael Perry
Michael Perry has served as a trustee of the Fund since March 2023. Mr. Perry is an Executive Vice President and the Head of the Global Client Group for Nuveen, which is responsible for deploying Nuveen’s insights, capabilities and solutions to best serve Wealth and Institutional clients. Mr. Perry also has served as a director of Nuveen Churchill Direct Lending Corp., also managed by the Adviser, since December 2019. He is a member of Nuveen’s Executive Leadership Team, providing expertise across Nuveen’s asset management business with a focus on growing revenue through new business opportunities and expanded relationships with current clients. Previously, he led Nuveen’s U.S. and Global distribution teams, and was head of Global Product where he helped build and grow the firm’s closed-end fund and alternative investment businesses. Before joining Nuveen in 2015, he spent five years at UBS Wealth Management, where he was a member of the Executive Committee responsible for investment advisory programs and manager research, planning, funds, alternative investments, insurance and the UBS Trust Company. Prior to that, he spent 15 years at Merrill Lynch as a senior executive leading a number of capital market and investment advisory businesses focused on the wealth management channel. Mr. Perry graduated with a B.S. in Industrial and Operations Engineering from the University of Michigan and an M.B.A. from the New York University Stern School of Business. He is a board member for Youth, Inc., a non-profit that empowers organizations serving New York City youth.
Mr. Perry is a valuable member of the Board because of his extensive experience with alternative investments and retail, high net worth and institutional client channels. We believe Mr. Perry’s depth of experience in corporate finance, capital markets and financial services gives the Board valuable industry-specific knowledge and expertise on these and other matters, and his history with Nuveen provides an important skillset and knowledge base to the Board.
Stephen Potter
Stephen Potter has served as a director of the Fund since March 2022 and a director of Nuveen Churchill Direct Lending Corp. since December 2019. From 2008-2017, prior to his retirement, Mr. Potter served as President of Northern Trust Asset Management (NTAM), a large global asset management firm, and as CEO of Northern Trust Investments, a registered investment adviser. From 2001-2008, Mr. Potter served as CEO of Northern Trust Global Services, Ltd. and led all of Northern Trust’s business activities outside the United States. In his various leadership roles at Northern Trust Corporation, Mr. Potter actively engaged with the board of directors and regulators focused on business strategy, risk management and long term talent development. Mr. Potter currently serves on the boards of Miami Corporation, Rush University Medical Center, Duke University Trinity College, the British American Business Council, the Solti Foundation, the American School in London US Foundation, Japan America Society of Chicago, Rush System for Health, Walter Scott & Partners in Edinburgh and the Social & Economic Advisory Board of the RAND Corporation in Santa Monica, CA. Mr. Potter is currently Chairman of the Japan America Society of Chicago. Mr. Potter holds an A.B. in Economics and History from Duke University and an M.B.A. in Finance and Marketing from Northwestern University.
We believe Mr. Potter’s management positions and experiences with business strategy and risk management provide the Board with valuable skills and insight.

James J. Ritchie
James J. Ritchie has served as a director of the Fund since March 2022, a director of Nuveen Churchill Direct Lending Corp. since December 2019, and a director of NC SLF Inc. since March 2021. He also serves on the board of Kinsale Capital Group, Inc., a Richmond-based specialty insurance company. At various times from 2007 to 2018, he served as chairman of the boards of Brightsphere Investment Group plc, a global asset management firm, F&G Life Insurance Company, a life & annuity insurance company and Quanta Capital Holdings, Ltd., a property and casualty insurance holding company. Prior to serving as chairman of the boards of these firms, he chaired their respective audit committees as well as those of KMG America Corporation, a life and health insurance company, Ceres Group, Inc., a health insurance company, Lloyds Syndicate 4000 and Old Mutual Bermuda, a Bermuda-based financial services company. From 2001 to 2003, he served as CFO of White Mountains Insurance Group, Ltd., a Bermuda-based insurance holding company. Prior thereto, he held senior management positions in Cigna Corporation and Price Waterhouse (now PricewaterhouseCoopers). He is a member of the National Association of Corporate Directors and the American Institute of Certified Public Accountants. Mr. Ritchie received an MBA from the Rutgers Graduate School of Business Administration and an AB economics degree with honors from Rutgers College.
We believe Mr. Ritchie’s broad experiences in the financial services and accounting sectors provide him with skills and valuable insight in handling complex financial transactions and accounting issues, all of which make him well qualified to serve on the Board.
Dee Dee Sklar
Dee Dee Sklar serves as a trustee of the Fund. Ms. Sklar is a seasoned banking executive with over 40 years of experience in the financial services industry. Ms. Sklar’s diverse and global leadership experience spans across all functions and segments of the industry and has allowed her to build an extensive network that includes C-suite and Board members across leading private equity and alternative investment management firms, banks, institutional investors and insurance companies. Most recently, Ms.Sklar served as Vice Chair and Head of Subscription Finance at Wells Fargo (NYSE: WFC) from 2012 to December 2019, where she helped build the bank into a leading global provider of subscription financing. During her time at Wells Fargo, Ms. Sklar also held various corporate governance and leadership positions including Co-Head of the New York Women’s Network. Ms. Sklar is the Founder and current Co-Global Chair of Women in Fund Finance and continues to hold support roles with the Fund Finance Association. She is a Business Advisory Board member of Tealbook, a Canadian headquartered global leader in AI supply chain technology and a member of the Advisory Group for The Artemis Fund’s platform which invests in women founded/cofounded fintech and technology early-stage companies. Previously, Ms. Sklar served as a Supervisory Board Member of 17Capital UK a credit private equity sponsor, an Independent Director of Papaya Growth Opportunity Corp 1, (Nasdaq: PPYAW), and Kernel Group Holdings, Inc. (Nasdaq: KRNL), both of which she headed the Audit Committee. Prior to her time at Wells Fargo, Ms. Sklar worked at WestLB AG, a European global bank from 2000 to 2012, serving as the Head of Financial Institutions Americas and Global Head of Fund Finance from 2004 to 2012. Ms. Sklar led the negotiations of WestLB’ s sale of its global funds business to Wells Fargo. During her eight years at WestLB, Ms. Sklar oversaw the firm’s fund finance business across the U.S. Europe, Asia and Latin America and led the origination of over $70 billion of fund financing for global private equity funds. Prior to joining WestLB, Ms. Sklar was a senior securitization banker at Rothschild Inc. from 1994 to 2000. Ms. Sklar earned a B.S. from the University of Tennessee.
We believe Ms. Sklar’s broad experiences in the fund finance and investment management sectors make her well qualified to serve on the Board.

Sarah Smith
Sarah Smith has served as a trustee of the fund since March 2022. Ms. Smith was a former member of the Management Committee of Goldman Sachs. In that capacity, Ms. Smith served as the Controller and Chief Accounting Officer of the firm, including during the IPO, and subsequently as the Chief Compliance Officer. Ms. Smith also served on several governing committees, including the Firmwide Risk Committee, the Commitments Committee and the Firmwide Investment Committee. Ms. Smith retired in December 2021. Ms. Smith joined Goldman Sachs in 1996 and was named Managing Director in 1998 and Partner in 2002. Prior to joining Goldman Sachs, Ms. Smith worked in the National and Audit practices of KPMG in both London and New York and held several finance positions at Bristol-Myers Squibb. Ms. Smith is a member of the Board of Trustees of the Financial Accounting Foundation, the parent organization of the Financial Accounting Standards Board (FASB) and the Governmental Accounting Standards Board (GASB) since September 2020, and she previously served on the US Treasury Department’s Commission on the Auditing Industry. Ms. Smith attended City of London (Dip. Acc), and is a Fellow of the Institute of Chartered Accountants in England and Wales. Ms. Smith is a Board member and Chair of Audit and Risk Committee for three private companies - Klarna Bank A.B. (since January 2021), Via Transportation (since June 2021) and 98point6 (since March 2021).
We believe Ms. Smith’s experience with financial institutions and accounting matters will provide valuable insight and make her well qualified to serve on the Board.
________________________
(1)The address for each trustee is c/o Nuveen Churchill Private Capital Income Fund, 430 Park Avenue, 14th Floor, New York, NY 10022.
(2)The term “Fund Complex” refers to (a) the Fund, (b) Nuveen Churchill Direct Lending Corp., a BDC whose investment adviser is affiliated with the Adviser, and whose sub-adviser is the investment adviser to the Fund, and (c) NC SLF Inc., a closed-end fund registered under the 1940 Act whose investment adviser is the investment adviser to the Fund.
Dollar Range of Equity Securities Beneficially Owned by Trustees
The table below shows the dollar range of equity securities of the Fund and the aggregate dollar range of equity securities of the Fund that were beneficially owned by each trustee as of the Record Date stated as one of the following dollar ranges: None; $1 – $10,000; $10,001 – $50,000; $50,001 – $100,000; or Over $100,000.

Name	Dollar Range of Equity Securities Beneficially Owned(1)
Interested Trustees
Kenneth Kencel	None
William Huffman	None
Michael Perry	None
Independent Trustees
Stephen Potter	None
James Ritchie	None
Dee Dee Sklar	None
Sarah Smith	None
________________________
(1)    Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Information about Executive Officers Who Are Not Trustees
The following sets forth certain information regarding the executive officers of the Fund who are not trustees of the Fund.

Name	Age	Position	Officer Since
Shai Vichness	40	Chief Financial Officer and Treasurer	2022
Thomas Grenville	51	Chief Compliance Officer	2022
John McCally	43	Vice President and Secretary	2022
Marissa Short	39	Controller	2022
The address for each of the Fund’s executive officers is c/o Nuveen Churchill Private Capital Income Fund, 430 Park Avenue, 14th Floor, New York, NY 10022.
Shai Vichness, Chief Financial Officer and Treasurer
Shai Vichness serves as Chief Financial Officer and Treasurer of the Fund, Nuveen Churchill Direct Lending Corp. and NC SLF Inc., and as a Senior Managing Director and Chief Financial Officer of Churchill. Previously, as Managing Director and Head of Senior Leveraged Lending for Nuveen, Mr. Vichness was responsible for initiating Nuveen’s investment program in middle market senior loans and was directly involved in the launch of Churchill as an affiliate in 2015. Since the launch of Churchill, Mr. Vichness has been a member of Churchill’s Investment Committee and has been actively engaged in the management of the firm, including the development of its infrastructure and operations. Mr. Vichness joined Nuveen in 2005 and has spent his entire career in the private debt markets, with a significant amount of time spent in the firm’s workout and restructuring department. Mr. Vichness holds a B.B.A. from Baruch College, CUNY and is a CFA charterholder.
Thomas Grenville, Chief Compliance Officer
Thomas Grenville is the Chief Compliance Officer of the Fund, Nuveen Churchill Direct Lending Corp. and NC SLF Inc., and has served as chief compliance officer for various Nuveen affiliates since 2010. Prior to joining, Mr. Grenville was at the U.S. Securities and Exchange Commission for seven years, where he led examinations of hedge funds, investment companies and investment advisers. He also worked for two years at the State of Oregon’s Division of Finance and Corporate Securities. Mr. Grenville received a B.A. from Swarthmore College, a J.D. from Benjamin N. Cardozo Law School, an L.L.M. in Environmental and Natural Resources Law from Lewis and Clark Law School and a M.B.A. from the University of California, Berkeley. He is a member of the Oregon Bar, and has been designated as a Certified Fraud Examiner by the Association of Certified Fraud Examiners (ACFE).
John McCally, Vice President and Secretary
John McCally is a Vice President and the Secretary of the Fund, Nuveen Churchill Direct Lending Corp. and NC SLF Inc., and serves as the General Counsel for Churchill after establishing Churchill with the Churchill Financial Founders in 2015. Mr. McCally has served in the TIAA and Nuveen legal departments since 2010, including as the head of legal for Nuveen Leveraged Finance. Mr. McCally also provides legal support for various investment and asset management teams within the Nuveen and TIAA businesses, including those engaged in public and private fixed income, derivatives and structured products. Prior to joining the organization in 2010, Mr. McCally was an associate with Cadwalader, Wickersham & Taft LLP, specializing in derivatives, structured products and investment management, based in its Washington, DC office. Mr. McCally received a B.A. from Duke University and a juris doctor from The George Washington University Law School.

Marissa Short, Controller
Marissa Short joined Churchill in 2018 and currently serves as Controller of the Fund, Nuveen Churchill Direct Lending Corp. and NC SLF Inc., and as Managing Director, Funds Controller of Churchill. Previously, she was a senior manager in the Wealth and Asset Management Practice at Ernst & Young LLP, responsible for the planning, implementation, and completion of financial statement audits for top tier SEC and non-SEC clients. Ms. Short received her B.S. in Accounting and Business Administration from Lehigh University and is a Certified Public Accountant in the State of New York.

CORPORATE GOVERNANCE
The Board

Board Composition
The Board consists of seven members, four of whom are not “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) of the Fund, the Adviser, the Sub-Adviser and any of their respective affiliates (the “Independent Trustee”). Each trustee holds office for a one-year term and will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualified. Each of Messrs. Kencel, Huffman, Perry, Potter and Ritchie and Mses. Sklar and Smith is currently holding office with terms expiring at the Annual Meeting, and each has been nominated to continue to serve as a trustee of the Fund for a one-year term expiring at the 2024 annual meeting of shareholders
Independent Trustees
Pursuant to the Fund’s Fifth Amended and Restated Declaration of Trust, a majority of the Board will consist of Independent Trustees. On an annual basis, each member of the Board is required to complete a questionnaire eliciting information to assist the Board in determining whether the Independent Trustees continue to be independent under the Exchange Act and the 1940 Act. The Board limits membership on the Audit Committee, the Nominating Committee and the Special Transactions Committee to Independent Trustees.
Based on these independence standards and the recommendation of the Nominating Committee, after reviewing all relevant transactions and relationships between each trustee, or any of his or her family members, and the Fund, the Adviser, the Sub-Adviser, or of any of their respective affiliates, the Board has determined that Messrs. Potter and Ritchie and Mses. Sklar and Smith qualify as Independent Trustees. Each trustee who serves on the Audit Committee is an independent trustee for purposes of Rule 10A-3 under the Exchange Act.
Interested Trustees
Mr. Kencel is considered an “interested person” (as defined in Section 2(a)(19) of the 1940 Act) of the Fund because he is an officer of the Adviser. Each of Messrs. Huffman and Perry is considered an “interested person” (as defined in Section 2(a)(19) of the 1940 Act) of the Fund because he is an officer of Nuveen Asset Management and Nuveen, respectively.
Meetings and Attendance
The Board met six times during the fiscal year ended December 31, 2022 and took action on various occasions by unanimous written consent. Each of the incumbent trustees attended at least 75% of the aggregate of the Board meetings and meetings of the committee(s) on which he or she served during the last fiscal year and while he or she served as a trustee.
Board Attendance at the Annual Meeting
The Fund’s practice is to encourage its trustees to attend each annual meeting of shareholders; however, such attendance is not required at this time.

Board Leadership Structure
The Board monitors and performs an oversight role with respect to the business and affairs of the Fund, compliance with regulatory requirements and the services, expenses and performance of its service providers. Among other things, the Board approves the appointment of, and reviews and monitors the services and activities performed by, our Adviser, our Sub-Adviser, our administrator, Nuveen Churchill Administration LLC (the “Administrator”) and our officers, and approves the engagement, and reviews the performance of, the Fund’s independent registered public accounting firm.
Under the bylaws, the Board may designate a chair to preside over the meetings of the Board and meetings of the Shareholders and to perform such other duties as may be assigned to the chairman by the Board. The Fund does not have a fixed policy as to whether the chairman of the Board should be an Independent Trustee and believes that the flexibility to select its chairman and reorganize its leadership structure, from time to time, based on the criteria that is in the best interests of the Fund and the Shareholders.
Kenneth Kencel currently serves as the chairman of our Board. Mr. Kencel is an ‘‘interested person’’ (as defined in Section 2(a)(19) of the 1940 Act) of the Fund because he is an officer of the Fund and Churchill. We believe that Mr. Kencel’s history with Churchill, familiarity with our investment objective and investment strategies, and extensive knowledge of the financial services industry and the investment valuation process in particular qualify him to serve as the chairman of our Board. We believe that, at present, we are best served through this leadership structure, as Mr. Kencel’s relationship with Churchill provides an effective bridge and encourages an open dialogue between our management and our Board, ensuring that all groups act with a common purpose. We are aware of the potential conflicts that may arise when a non-Independent Trustee is chairman of the Board, but believe these potential conflicts are offset by our strong corporate governance policies. Our corporate governance policies include regular meetings of the Independent Trustees in executive session without the presence of the interested trustees; the establishment of the Audit Committee, the Nominating Committee and the Special Transactions Committee, which are comprised solely of Independent Trustees; and the appointment of a Chief Compliance Officer, with whom the Independent Trustees meet regularly without the presence of the interested trustees and other members of management, and who is responsible for administering our compliance policies and procedures. The Board also believes that its leadership structure is appropriate in light of the Fund’s characteristics and circumstances because the structure allocates areas of responsibility among the individual trustees and the committees in a manner that encourages effective oversight. The Board also believes that its size creates a highly efficient governance structure that provides ample opportunity for direct communication and interaction between the Adviser and the Board. We recognize that different board leadership structures are appropriate for companies in different situations. We intend to continue to re-examine our corporate governance policies on an ongoing basis to ensure that they continue to meet our needs.
The Board currently does not have a designated lead Independent Trustee. However, Mr. Ritchie, the chairman of the Audit Committee, is an Independent Trustee and acts as a liaison between the Independent Trustees and management between meetings of the Board and is involved in the preparation of agendas for Board and committee meetings.

The Board’s Role in Risk Oversight and Compliance
The Board performs its risk oversight function primarily through (a) the Audit Committee, the Nominating Committee and the Special Transactions Committee (collectively, the “Committees”), which report to the entire Board and are comprised solely of Independent Trustees, and (b) reports received from the Fund’s Chief Compliance Officer in accordance with the Fund’s compliance policies and procedures.
As described below in more detail under the “Audit Committee,” “Nominating and Corporate Governance Committee” and “Special Transactions Committee” subsections below, the Committees assist the Board in fulfilling its risk oversight responsibilities. The Audit Committee’s risk oversight responsibilities include overseeing the Fund’s accounting and financial reporting processes, the Fund’s systems of internal controls regarding finance and accounting and audits of the Fund’s financial statements and discussing with management the Fund’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Fund’s risk assessment and risk management policies. The Nominating Committee’s risk oversight responsibilities include nominating trustees for election by the Shareholders in the event of trustee vacancies, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and the Committees. The Special Transactions Committee’s risk oversight responsibilities include reviewing and making certain findings in respect of co-investment transactions and monitoring compliance with the conditions of the Order (as defined below), as well as certain other matters pertaining to potential or actual conflicts of interest.
The Board also performs its risk oversight responsibilities with the assistance of the Fund’s Chief Compliance Officer. The Chief Compliance Officer prepares a written report quarterly discussing the adequacy and effectiveness of the compliance policies and procedures of the Fund and certain of its service providers. The Chief Compliance Officer’s report, which the Board reviews quarterly, addresses at a minimum: (a) the operation of the Fund’s compliance policies and procedures and certain of its service providers since the last report; (b) any material changes to such policies and procedures since the last report; (c) any recommendations for material changes to such policies and procedures as a result of the Chief Compliance Officer’s review; and (d) any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee the Fund’s compliance activities and risks. In addition, the Chief Compliance Officer meets separately in executive session with the Independent Trustees periodically, but in no event less than once each year.
The Fund believes the role of the Board in risk oversight is effective and appropriate given the extensive regulation to which it is already subject as a BDC. Specifically, as a BDC, the Fund must comply with certain regulatory requirements that control the levels of risk in its business and operations. For example, the Fund’s ability to incur indebtedness is limited such that its asset coverage must equal at least 150% immediately after the Fund incurs such indebtedness, and the Fund generally has to invest at least 70% of its total assets in “qualifying assets.” In addition, the Fund intends to elect to be treated for U.S. federal income tax purposes as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended, and intends to qualify annually thereafter. As a RIC, the Fund must, among other things, meet certain source-of-income and asset diversification requirements.
The Board believes its existing role in risk oversight is appropriate. However, the Board re-examines the manner in which it administers its oversight function on an ongoing basis to ensure that it continues to meet the Fund’s needs.

Communications with Trustees
Shareholders and other interested parties may contact any member (or all members) of the Board by mail. To communicate with the Board, any individual trustees or any group or committee of trustees, correspondence should be addressed to the Board or any such individual trustees or group or committee of trustees by either name or title. All such correspondence should be sent Nuveen Churchill Private Capital Income Fund, 430 Park Avenue, 14th Floor, New York, NY 10022, Attention: Chief Compliance Officer.
Committees of the Board
The Board has an Audit Committee, a Nominating Committee and a Special Transactions Committee, and may form additional committees in the future. A brief description of each committee is included in this Proxy Statement, and the charters of the Audit Committee and the Nominating Committee can be accessed on the Fund’s website at www.nuveen.com/pcap.
Audit Committee
The Audit Committee held eight formal meetings during the fiscal year ended December 31, 2022.
The Audit Committee is composed of Stephen Potter, James Ritchie, Dee Dee Sklar, and Sarah Smith, each of whom is an Independent Trustee. Mr. Ritchie serves as chair of the Audit Committee. The Board has determined that each of James Ritchie and Sarah Smith qualify as an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act. Our Audit Committee members also meet the current independence and experience requirements of Rule 10A-3 of the Exchange Act.
The Audit Committee operates pursuant to a charter approved by our Board, which sets forth the responsibilities of the Audit Committee. The Audit Committee (a) assists the Board’s oversight of the integrity of our financial statements, the independent registered public accounting firm’s independence, qualifications and performance and our compliance with legal and regulatory requirements and the performance of our independent registered public accounting firm; (b) reviews and approves the Audit Committee report, as required by the SEC, to be included in our annual proxy statement; (c) oversees the scope of the annual audit of our financial statements, the quality and objectivity of our financial statements, accounting and policies and internal controls over financial reporting; (d) establishes guidelines and makes recommendations to the Board regarding the valuation of the Fund’s investments, and is responsible for aiding the Board in determining the fair value of portfolio securities for which current market values are not readily available; (e) determines the selection, appointment, retention and termination of our independent registered public accounting firm, as well as approving the compensation thereof; (f) reviews reports regarding compliance with the Fund’s Code of Business Conduct and Ethics; (g) pre-approves all audit and non-audit services provided to us by such independent registered public accounting firm; and (h) acts as a liaison between our independent registered public accounting firm and the Board.
Nominating and Corporate Governance Committee
The Nominating Committee did not hold any formal meetings during the fiscal year ended December 31, 2022, but took action by unanimous written consent during the fiscal year ended December 31, 2022.
The Nominating Committee is comprised of Stephen Potter, James Ritchie, Dee Dee Sklar, and Sarah Smith, each of whom is an Independent Trustee. Sarah Smith serves as chair of the Nominating Committee.
The Nominating Committee operates pursuant to a charter approved by our Board, which sets forth the responsibilities of the Nominating Committee. The Nominating Committee recommends to the Board persons to be nominated by the Board for election on an annual basis and in the event any vacancy on the Board may arise. The Nominating Committee will consider for nomination to the Board candidates submitted by our Shareholders or from other sources it deems appropriate. In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended trustee nominees, the Nominating Committee applies the criteria included in its charter. These criteria include the candidate’s standards of character and integrity, knowledge of the Fund’s business and industry, conflicts of interest, willingness to devote time to the Fund and ability to act in the interests of all

Shareholders. The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Board does not have a specific diversity policy, but considers diversity of race, religion, national origin, gender, sexual orientation, disability, cultural background and professional experiences in evaluating candidates for board membership. The Board believes diversity is important because a variety of viewpoints contribute to an effective decision-making process.
The Nominating Committee also makes recommendations with regard to the tenure of the trustees and is responsible for overseeing an annual evaluation of the Board and its committee structure to determine whether the structure is operating effectively.
Special Transactions Committee
The Special Transactions Committee took action by unanimous written consent during the fiscal year ended December 31, 2022.
The Special Transactions Committee is comprised of Stephen Potter, James Ritchie, Dee Dee Sklar, and Sarah Smith, each of whom is an Independent Trustee. Stephen Potter serves as chair of the Special Transactions Committee.
The Special Transactions Committee is responsible for reviewing and making certain findings in respect of co-investment transactions under the conditions of the exemptive orders that the Adviser has been granted by the SEC on June 7, 2019 and October 14, 2022 (collectively, the “Order”) as well as certain other matters pertaining to actual or potential conflicts of interest.
Compensation Committee
The Fund does not have a compensation committee because its executive officers do not receive compensation from us. The Board, as a whole, is responsible for reviewing the reimbursement by the Fund to the Administrator of the allocable portion of the cost of the Fund’s Chief Financial Officer and his staff and also participates in the consideration of the Independent Trustees’ compensation.
Code of Business Conduct and Ethics
The Fund has adopted a Code of Business Conduct and Ethics that applies to the Fund’s principal executive officer, principal financial officer, principal account officer or controller, any person performing similar functions and all employees of the Adviser and Nuveen that perform services on behalf of the Fund. There have been no material changes to the Fund’s Code of Business Conduct and Ethics or material waivers of the Code of Business Conduct and Ethics that apply to the Fund’s Chief Executive Officer or Chief Financial Officer. If the Fund makes any substantive amendment to, or grants a waiver from, a provision of its Code of Business Conduct and Ethics, the Fund will promptly file a Form 8-K with the SEC. The Fund will provide any person, without charge, upon request, a copy of the Code of Business Conduct and Ethics. To receive a copy, please provide a written request to: Nuveen Churchill Private Capital Income Fund, 430 Park Avenue, 14th Floor, New York, NY 10022, Attention: Vice President and Secretary, John McCally.
Hedging Transactions
The Fund’s Code of Ethics does not expressly prohibit trustees, executive officers or employees of its affiliates from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Shares. In fact, the Fund’s Code of Ethics and Insider Trading Policy specifically permits hedging with puts or certain types of short sales unless the transaction is a covered call (which can be written when the trustee, executive officer, employee or affiliate acquires the underlying position), in which case such person must first hold the underlying position for 60 days.

Election of Executive Officers
Executive officers hold their office until their respective successor has been duly elected and qualified, or until the earlier of their respective resignation or removal.
Compensation Discussion and Analysis
We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of the Adviser, the Sub-Adviser, the Administrator or their respective affiliates, pursuant to the terms of the Advisory Agreement, the Sub-Advisory Agreement and the Administration Agreement (each as defined below), as applicable. Our day-to-day administrative operations are managed by the Administrator. Most of the services necessary for the origination and administration of our investment portfolio will be provided by investment professionals employed by Churchill or their respective affiliates.
Each of our executive officers is an employee of an affiliate of the Administrator. We reimburse the Administrator for our allocable portion of expenses incurred by the Administrator in performing its obligations under the Administration Agreement, including our allocable portion of the cost of our Chief Financial Officer and his staffs, and we reimburse the Adviser for certain expenses under the Advisory Agreement.
Trustee Compensation
No compensation will be paid to our interested trustees. Each Independent Trustee receives a retainer of $125,000 annually for serving on the Board. The chair of the Audit Committee will receive an additional $7,500 annual fee. We also reimburse each of the Independent Trustees for all reasonable out-of-pocket expenses incurred in connection with each meeting attended.
The table below sets forth the compensation received by each Independent Trustee from the Fund for service during the fiscal year ended December 31, 2022:

	Fees Earned and Paid in Cash	Total Compensation
Stephen Potter	$ 125,000	$ 125,000
James Ritchie	$ 132,500	$ 132,500
Dee Dee Sklar	$ 125,000	$ 125,000
Sarah Smith	$ 125,000	$ 125,000
Compensation of the Adviser
The Adviser is responsible for the overall management of the Fund’s activities pursuant to an investment advisory agreement between the Fund and the Adviser (as amended from time to time, the “Advisory Agreement”). We pay the Adviser a fee for its services under the Advisory Agreement consisting of two components: a management fee and an incentive fee.
Management Fee
The management fee will be payable monthly in arrears at an annual rate of 0.75% of the value of our net assets as of the beginning of the first calendar day of the applicable month. For purposes of the Advisory Agreement, net assets means our net assets determined on a consolidated basis in accordance with generally accepted auditing principles in the United States (“U.S. GAAP”). For the first calendar month in which we had operations, net assets will be measured as the beginning net assets as of the date on which the Fund breaks escrow. In addition, the Adviser has agreed to waive its management fee until the expiry of twelve months from the date on which we break escrow for the Fund’s public offering of Shares. The longer an investor holds our Shares during this period, the longer such investor will receive the benefit of this management fee waiver period.

Incentive Fee
The incentive fee consists of two components that are independent of each other, with the result that one component may be payable even if the other is not: (i) incentive fee on income and (ii) an incentive fee on capital gains. Each part of the incentive fee is outlined below.
Incentive Fee Based on Income
The portion based on our income is based on Pre-Incentive Fee Net Investment Income Returns. “Pre-Incentive Fee Net Investment Income Returns” means, as the context requires, either the dollar value of, or percentage rate of return on the value of our net assets at the end of the immediate preceding quarter from, interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies) accrued during the calendar quarter, minus our operating expenses accrued for the quarter (including the management fee, expenses payable under the Administration Agreement, and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the incentive fee and any shareholder servicing and/or distribution fees).
Pre-Incentive Fee Net Investment Income Returns include, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-Incentive Fee Net Investment Income Returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of expense support payments and recoupments are also excluded from Pre-Incentive Fee Net Investment Income Returns.
Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of our net assets at the end of the immediate preceding quarter, is compared to a “hurdle rate” of return of 1.50% per quarter (6% annualized).
We will pay the Adviser an incentive fee quarterly in arrears with respect to our Pre-Incentive Fee Net Investment Income Returns in each calendar quarter as follows:
•No incentive fee based on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which our Pre-Incentive Fee Net Investment Income Returns do not exceed the hurdle rate of 1.50% per quarter (6% annualized);
•100% of the dollar amount of our Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than a rate of return of 1.76% (7.06% annualized). We refer to this portion of our Pre-Incentive Fee Net Investment Income Returns (which exceeds the hurdle rate but is less than 1.76%) as the “catch-up.” The “catch-up” is meant to provide the Adviser with approximately 15% of our Pre-Incentive Fee Net Investment Income Returns as if a hurdle rate did not apply if this net investment income exceeds 1.76% in any calendar quarter; and
•15% of the dollar amount of our Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.76% (7.06% annualized). This reflects that once the hurdle rate is reached and the catch-up is achieved, 15% of all Pre-Incentive Fee Net Investment Income Returns thereafter are allocated to the Adviser.

Pre-Incentive Fee Net Investment Income
(expressed as a percentage of the value of net assets per quarter)

    These calculations will pro-rated for any period of less than three months and adjusted for any share issuances or repurchases during the relevant quarter. You should be aware that a rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the incentive fee hurdle rate and may result in a substantial increase of the amount of incentive fees payable to the Adviser with respect to Pre-Incentive Fee Net Investment Income Returns. Because of the structure of the incentive fee, it is possible that we may pay an incentive fee in a calendar quarter in which we incur an overall loss taking into account capital account losses. For example, if we receive Pre-Incentive Fee Net Investment Income Returns in excess of the quarterly hurdle rate, we will pay the applicable incentive fee even if we have incurred a loss in that calendar quarter due to realized and unrealized capital losses.
    The Adviser has agreed to waive the incentive fee based on income until the expiry of twelve months from the date on which we break escrow for the offering. The longer an investor holds our Shares during this period, the longer such investor receives the benefit of this income based incentive fee waiver period.
Incentive Fee Based on Capital Gains
    The second component of the incentive fee, the capital gains incentive fee, will be payable at the end of each calendar year in arrears. The amount payable will equal:
•15% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains as calculated in accordance with U.S. GAAP.
    Each year, the fee paid for the capital gains incentive fee will be net of the aggregate amount of any previously paid capital gains incentive fee for all prior periods. We will accrue, but will not pay, a capital gains incentive fee with respect to unrealized appreciation because a capital gains incentive fee would be owed to the Adviser if we were to sell the relevant investment and realize a capital gain. In no event will the capital gains incentive fee payable pursuant to the Advisory Agreement be in excess of the amount permitted by the Investment Advisers Act of 1940, as amended, including Section 205 thereof.
    The fees that will be payable under the Advisory Agreement for any partial period are appropriately prorated.

Compensation of the Sub-Adviser
The Adviser has engaged its affiliate, Nuveen Asset Management, acting through its leveraged finance division, to manage certain of our Liquid Investments (as described below) pursuant to an Investment Sub-Advisory Agreement between the Adviser and Nuveen Asset Management (the “Sub-Advisory Agreement”). Liquid investments are expected to comprise 5% - 10% of the Fund’s assets, subject to the pace and amount of investment activity in the Fund’s middle-market investment program, and will be comprised of a portfolio of cash and cash equivalents, liquid fixed-income securities (including broadly syndicated loans) and other liquid credit instruments (“Liquid Investments”). The Sub-Advisory Agreement provide Nuveen Asset Management with broad delegated authority to oversee the Liquid Investment allocation. Nuveen Asset Management’s services under the Sub-Advisory Agreement are not exclusive, and it is free to furnish similar services to other entities, and it intends to do so, so long as its services to us are not impaired. The Adviser will pay Nuveen Asset Management monthly in arrears, 0.375% of the daily weighted average principal amount of the Liquid Investments managed by Nuveen Asset Management pursuant to the Sub-Advisory Agreement.
Certain Relationships and Related Party Transactions
In the ordinary course of business, we may enter into transactions with affiliates and portfolio companies that may be considered related party transactions. In order to ensure that we do not engage in any transactions with any persons affiliated with us that are prohibited under the 1940 Act, we have implemented certain policies and procedures whereby our executive officers screen each of our transactions for any possible affiliations between the proposed portfolio investment, us, and/or certain of our affiliates. We will not enter into any agreements related to any such transactions unless and until we are satisfied that doing so will not raise concerns under the 1940 Act or, if such concerns exist, we have taken appropriate actions to seek Board review and approval or exemptive relief for such transaction. Our Board will review such procedures on an annual basis.
Advisory Agreement
The Advisory Agreement was initially approved by the Board at a meeting held on March 30, 2022. Pursuant to the 1940 Act, the Advisory Agreement will remain in effect for an initial period of two years from its effective date of March 31, 2022 and will remain in effect on a year-to-year basis thereafter if approved annually either by the Board or by the affirmative vote of the holders of a majority of our outstanding voting securities and, in each case, a majority of our Independent Trustees. In its consideration of the Advisory Agreement, the Board reviewed a significant amount of information and considered, among other things:
•the nature, quality and extent of the advisory and other services to be provided to the Fund by the Adviser;
•the investment performance of individuals affiliated with the Fund and the Adviser;
•comparative data with respect to advisory fees or similar expenses paid by other BDCs with similar investment objectives, reflected in a chart previously provided to the Board;
•the Fund’s projected operating expenses and expense ratio compared to BDCs with similar investment objectives;
•any existing and potential sources of indirect income to the Adviser from its relationships with the Fund and the profitability of those relationships;
•information about the services to be performed and the personnel who would be performing such services under the Advisory Agreement;
•the organizational capability and financial condition of the Adviser and its affiliates; and
•the possibility of obtaining similar services from other third-party service providers or through an internally managed structure.

Based on the information reviewed and the discussion thereof, the Board, including all of the Independent Trustees, concluded that the fees payable to the Adviser pursuant to the Advisory Agreement were reasonable in relation to the services to be provided. The Board did not assign relative weights to the above factors or the other factors considered by it. Individual members of the Board may have given different weights to different factors.
On August 3, 2022, the Board, including all of the Independent Trustees, approved Amendment No. 1 to the Advisory Agreement (“Amendment No. 1”), which became effective immediately. The Fund and the Adviser entered into Amendment No. 1 solely to extend the notice requirement for the Adviser to terminate the Advisory Agreement from 60 days to 120 days.
On January 10, 2023, the Board, including all of the Independent Trustees approved Amendment No. 2 (the “Amendment No. 2”) to the Advisory Agreement, which became effective immediately. The Fund and the Adviser entered into Amendment No. 2 as a result of comments issued by securities regulators from various states in connection with their “blue sky” review of the Fund’s public offering of Shares. Amendment No. 2, among other things: (1) removes sunset provisions contingent upon recognition of the Shares as “covered securities”; (2) removes provisions entitling the Adviser to amounts owed under Sections 3 or 7 of the Advisory Agreement following a notice of termination of the Advisory Agreement; (3) specifies the conditions under which the Adviser may sell all or substantially all of the Fund’s assets; and (4) revises provisions to reflect conflicts of interest provisions set forth in the NASAA Omnibus Guidelines Statement of Policy adopted on March 29, 1992 and as amended on May 7, 2007 and from time to time (the “Omnibus Guidelines”).
Sub-Advisory Agreement
The Advisory Agreement was initially approved by the Board at a meeting held on March 30, 2022. Pursuant to the 1940 Act, the Advisory Agreement will remain in effect for an initial period of two years from its effective date of March 31, 2022 and will remain in effect on a year-to-year basis thereafter if approved annually either by the Board or by the affirmative vote of the holders of a majority of our outstanding voting securities and, in each case, a majority of our Independent Trustees. In its consideration of the Advisory Agreement, the Board reviewed a significant amount of information and considered, among other things:
•the nature, quality and extent of the advisory and other services to be provided to the Fund by Nuveen Asset Management;
•the investment performance of individuals affiliated with the Fund and Nuveen Asset Management;
•comparative data with respect to advisory fees or similar expenses paid by other BDCs with similar investment objectives;
•the Fund’s projected operating expenses and expense ratio compared to BDCs with similar investment objectives;
•any existing and potential sources of indirect income to Nuveen Asset Management from its relationships with the Fund and the profitability of those relationships;
•information about the services to be performed and the personnel who would be performing such services under the Sub-Advisory Agreement;
•the organizational capability and financial condition of Nuveen Asset Management and its affiliates; and
•the possibility of obtaining similar services from other third-party service providers or through an internally managed structure.

Based on the information reviewed and the discussions detailed above, the Board, including all of the Independent Trustees, concluded that the fees payable to Nuveen Asset Management pursuant to the Sub-Advisory Agreement were reasonable in relation to the services to be provided. The Board did not assign relative weights to the above factors or the other factors considered by it. Individual members of the Board may have given different weights to different factors.
On August 3, 2022, the Board, including all of the Independent Trustees, approved Amendment No. 1 (the “Sub-Advisory Agreement Amendment”) to the Sub-Advisory Agreement, which became effective immediately. The Adviser and the Sub-Adviser entered into the Sub-Advisory Agreement Amendment solely to extend the notice requirement applicable to both the Adviser and the Sub-Adviser to terminate the Sub-Advisory Agreement from 60 days to 120 days.
Administration Agreement
We have entered into the Administration Agreement with the Administrator (the “Administration Agreement”). Pursuant to the Administration Agreement, the Administrator furnishes the Fund with office facilities and equipment and provides clerical, bookkeeping and record keeping and other administrative services at such facilities.
On January 10, 2023, the Board, including all of the Independent Trustees, approved Amendment No. 1 to the Administration Agreement (the “Administration Agreement Amendment”), which became effective immediately. The Fund and the Administrator entered into the Administration Agreement Amendment as a result of comments issued by state securities regulators from various states in connection with their “blue sky” review of the Fund’s public offering of Shares. The Administration Agreement Amendment provides that the Indemnified Parties (as defined in the Administration Agreement) will not be entitled to indemnification for any loss or liability to the Fund or its shareholders by reason of the Indemnified Parties’ negligence or misconduct, in accordance with the Omnibus Guidelines.
Intermediary Manager Agreement
On March 31, 2022, the Fund entered into an Intermediary Manager Agreement (the “Intermediary Manager Agreement”) with Nuveen Securities, LLC (the “Intermediary Manager”), an affiliate of the Adviser. Under the terms of the Intermediary Manager Agreement, the Intermediary Manager serves as the agent and principal distributor for the Fund’s public offering of its Shares. The Intermediary Manager is entitled to receive distribution and/or shareholder servicing fees monthly at an annual rate of 0.85% of the value of the Fund’s net assets attributable to Class S shares as of the beginning of the first calendar day of the month. The Intermediary Manager is entitled to receive distribution and/or shareholder servicing fees monthly at an annual rate of 0.25% of the value of the Fund’s net assets attributable to Class D shares as of the beginning of the first calendar day of the month. No distribution and/or shareholder servicing fees will be paid with respect to Class I shares.
The Fund will cease paying the distribution and/or shareholder servicing fees on any Class S share and Class D share in a shareholder’s account at the end of the month in which the Intermediary Manager in conjunction with the transfer agent determines that total brokerage commissions and distribution and/or shareholder servicing fees paid with respect to any such share held by such shareholder within such account would exceed, in the aggregate, 10% of the gross proceeds from the sale of such share. At the end of such month, each such Class S share or Class D share will convert into a number of Class I shares (including any fractional shares), with an equivalent aggregate NAV as such share. The total underwriting compensation and total organization and offering expenses will not exceed 10% and 15%, respectively, of the gross proceeds from the offering.
The Intermediary Manager Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the Independent Trustees and the trustees who have no direct or indirect financial interest in the operation of the Fund’s distribution plan or the Intermediary Manager Agreement or by vote a majority of the outstanding voting securities of the Fund, on not more than 60 days’ written notice to the Intermediary Manager or the Adviser. The Intermediary Manager Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act.

Relationship with Churchill, Nuveen, and TIAA, and Potential Conflicts of Interest
We, Churchill, and our respective direct or indirect members, partners, officers, directors, employees, agents and their respective affiliates may be subject to certain potential conflicts of interest in connection with our activities and investments. For example, the terms of the Advisory Agreement with respect to management and incentive fees may create an incentive for the Adviser to approve and cause us to make more speculative investments than we would otherwise make in the absence of such fee structure. In addition, certain personnel of Churchill serve, or may serve, as officers, directors, members or principals of entities that operate in the same or a related line of business as we do, or of investment funds, accounts, or other investment vehicles sponsored or managed by them. Similarly, Churchill may have other clients or other accounts with similar, different or competing investment objectives as us. In serving in these multiple capacities, they may have obligations to other clients, other accounts or investors in those entities, the fulfillment of which may not be in the best interests of the Fund or our Shareholders.
Churchill or its affiliates also may earn additional fees related to the securities in which the Fund invests, which may result in conflicts of interests for the senior investment professionals and members of the investment committee making investment decisions. For example, Churchill and its affiliates may act as an arranger, syndication agent, or in a similar capacity with respect to securities in which the Fund invests, in which case Churchill and its affiliates receive compensation from the issuers of such securities, which compensation would be paid to them separately from management fees paid by the Fund. Additionally, affiliates of Churchill may act as the administrative agent on credit facilities under which such securities are issued, which may contemplate additional compensation to such affiliates for the service of acting as administrative agent thereunder. Each of Churchill and Nuveen Asset Management has a separate account, fund-of-one or other managed account arrangements in place with TIAA or subsidiaries thereof. Consistent with their respective investment allocation policies and the Order, Churchill and Nuveen Asset Management also may be managing certain securities for the Fund and allocating the same investments to TIAA (or subsidiaries thereof) pursuant to such arrangements, which may lead to conflicts of interest.
In certain instances, it is possible that other entities managed by Churchill or Nuveen Asset Management, or a proprietary account of TIAA may be invested in the same or similar loans or securities as held by the Fund, and which may be acquired at different times at lower or higher prices. Those investments may also be in securities or other instruments in different parts of the company’s capital structure that differ significantly from the investments held by the Fund, including with respect to material terms and conditions, including, without limitation, seniority, interest rates, dividends, voting rights and participation in liquidation proceeds. Consequently, in certain instances, these investments may be in positions or interests that are potentially adverse to those taken or held by the Fund. In such circumstances, measures will be taken to address such actual or potential conflicts, which may include, as appropriate, establishing an information barrier between or among the applicable personnel of the relevant affiliated entities (including as between officers of Churchill), requiring recusal of certain personnel from participating in decisions that give rise to such conflicts, or other protective measures as will be established from time to time to address such conflicts.

Further, an affiliate of TIAA may serve as the administrative or other named agent on behalf of the lenders with respect to investments by the Fund and/or one or more of its affiliates. In some cases, investments that are originated or otherwise sourced by Churchill may be funded by a loan syndicate organized by Churchill (“Loan Syndicate”) or its affiliates. The participants in a Loan Syndicate (the “Loan Syndicate Participants”), in addition to the Fund and its affiliates, may include other lenders and various institutional and sophisticated investors (through private investment vehicles in which they invest). The entity acting as agent may serve as an agent with respect to loans made at varying levels of a borrower’s capital structure. Loan Syndicate Participants may hold investments in the same or distinct tranches in the loan facilities of which the portfolio investment is a part or in different positions in the capital structure under such portfolio investment. As is typical in such agency arrangements, the agent is the party responsible for administering and enforcing the terms of the loan facility, may take certain actions and make certain decisions in its discretion, and generally may take material actions only in accordance with the instructions of a designated percentage of the lenders. In the case of loan facilities that include both senior and subordinate tranches, the agent may take actions in accordance with the instructions of the holders of one or more of the senior tranches without any right to vote or consent (except in certain limited circumstances) by the subordinated tranches of such indebtedness. Churchill expects that the portfolio investments held by the Fund and its affiliates may represent less than the amount of debt sufficient to direct, initiate or prevent actions with respect to such loan facility, or a tranche thereof, of which the Fund’s investment is a part (other than preventing those that require the consent of each lender). As a result of an affiliate of TIAA acting as agent for an agented loan where a Loan Syndicate Participant may own more of the related indebtedness of the obligor or hold indebtedness in a position in the capital structure of an obligor different from that of the Fund and its affiliates, such Loan Syndicate Participants will be in a position to exercise more control with respect to the related loan facility than that which Churchill could exercise on behalf of the Fund, and may exercise such control in a manner adverse to the interests of the Fund.
In addition, TIAA and other client accounts of Churchill, in connection with an advisory relationship with Churchill, may be a limited partner investor in many of the private equity funds that own the portfolio companies in which the Fund will invest, or TIAA (and other private clients managed by Churchill and its affiliates) may otherwise have a relationship with the private equity funds or portfolio companies, which may give rise to certain conflicts or limit the Fund’s ability to invest in such portfolio companies. TIAA (and other private clients managed by Churchill and its affiliates) may also hold passive equity co-investments in such private equity funds or portfolio companies owned by such fund, or in holding companies elsewhere in the capital structure of the private equity fund or portfolio company, which may give rise to certain conflicts for the investment professionals when making investment decisions.
Nuveen Asset Management manages our Liquid Investments pursuant to the Sub-Advisory Agreement. Nuveen Asset Management may serve as managing member, adviser or sub-adviser to one or more affiliated private funds or other pooled investment vehicles. Investment professionals associated with Nuveen Asset Management are actively involved in other investment activities not concerning the Fund and will not devote all of their professional time to the affairs of the Fund. For example, Nuveen Asset Management may compete with other affiliates and other accounts for investments for the Fund, subjecting Nuveen Asset Management to certain conflicts of interest in evaluating the suitability of investment opportunities and making or recommending acquisitions on the Fund’s behalf. In the event that a conflict of interest arises, Nuveen Asset Management will endeavor, so far as it is able, to ensure that such conflict is resolved in a manner consistent with applicable law and its internal policies. There can be no assurance that Nuveen Asset Management will resolve all conflicts of interest in a manner that is favorable to the Fund and any such conflicts of interest could have a material adverse effect on the Fund.

Allocation of Investment Opportunities
Churchill and its affiliates have procedures and policies in place designed to manage the potential conflicts of interest between their fiduciary obligations to us and their similar fiduciary obligations to other clients or other accounts. An investment opportunity that is suitable for multiple clients of Churchill and its affiliates may not be capable of being shared among some or all of such clients due to the limited scale of the opportunity or other factors, including regulatory restrictions imposed by the 1940 Act. There can be no assurance that Churchill’s or its affiliates’ efforts to allocate any particular investment opportunity fairly among all clients for whom such opportunity is appropriate will result in an allocation of all or part of such opportunity to us. Not all conflicts of interest can be expected to be resolved in our favor.
In order to address these issues, Churchill has put in place an investment allocation policy that addresses the restrictions under the 1940 Act and seeks to ensure the equitable allocation of investment opportunities. In the absence of using the Order from the SEC that permits greater flexibility relating to co-investments, Churchill will apply the investment allocation policy to determine which entities will proceed with an investment. When we engage in permitted co-investments, we will do so in a manner consistent with Churchill’s allocation policy. In situations where co-investment with other entities managed by Churchill or its affiliates is not permitted or appropriate, such as when there is an opportunity to invest in different securities of the same issuer, Churchill will need to decide whether we or such other entity or entities will proceed with the investment. Churchill will make these determinations based on its policies and procedures, which generally require that such opportunities be offered to eligible accounts in a manner that will be fair and equitable over time.
Churchill’s allocation policy sets target holds for the Fund and the other accounts managed by Churchill in the ordinary course. The target hold amounts are designed to achieve a high level of diversification in the Fund and the other accounts managed by Churchill, generally in the one percent (1%) – two percent (2%) range (but may be greater or lesser than that from time to time, depending on marketing conditions). Target holds may be less than the maximum hold position permitted under the investment restrictions applicable to such account (including the Fund), and as a result of the application of the target hold, additional investment capacity may exist, which may go towards co-investment vehicles.
Affiliated Intermediary Manager
The Intermediary Manager, Nuveen Securities, LLC, is an affiliate of the Adviser, and will not make an independent review of the Fund or the Fund’s public offering of its Shares. This relationship may create conflicts in connection with the Intermediary Manager’s due diligence obligations under the federal securities laws. No independent review of us will be made in connection with the distribution of our Shares in our public offering.
Co-Investment Opportunities
As a BDC, the Fund is subject to certain regulatory restrictions in negotiating certain investments with entities with which the Fund may be restricted from doing so under the 1940 Act, such as the Adviser and its affiliates, unless it obtains an exemptive order from the SEC.

We may co-invest with Churchill’s and its affiliates’ other clients in certain circumstances where doing so is consistent with applicable law and SEC staff interpretations. For example, we may co-invest with such accounts consistent with guidance promulgated by the SEC staff permitting us and such other accounts to purchase interests in privately placed securities so long as certain conditions are met, including that Churchill, acting on our behalf and on behalf of other clients, negotiates no term other than price. We may also co-invest with Churchill’s or its affiliates’ other clients as otherwise permissible under regulatory guidance, applicable regulations, and Churchill’s investment allocation policy, which Churchill maintains in writing. Under this investment allocation policy, a portion of each eligible investment opportunity, which may vary based on asset class and from time to time, is offered to us and similar eligible accounts, as periodically determined by Churchill. The Fund may also participate in negotiated co-investment transactions with certain other funds and accounts sponsored or managed by the Adviser, the Sub-Adviser and/or their respective affiliates pursuant to the Order. Co-investment under the Order is subject to certain conditions therein, including the condition that, in the case of each co-investment transaction, the Board, including a majority of the Independent Trustees, determines that (1) the terms of the proposed transaction are reasonable and fair to the Fund and the Shareholders and do not involve overreaching of the Fund or the Shareholders on the part of any person concerned and (2) the transaction is consistent with the interests of the Shareholders and is consistent with the Fund’s investment strategies and policies. Neither we nor the affiliated funds are obligated to invest or co-invest when investment opportunities are referred to us or them.
Material Non-Public Information
The investment professionals of the Adviser and the Sub-Adviser may serve as director of, or in a similar capacity with, companies in which we invest or in which we are considering making an investment. Through these and other relationships with a portfolio company, these individuals may obtain material non-public information that might restrict our ability to buy or sell the securities of such company under the policies of the company or applicable law.

Promoters and Certain Control Persons
The Adviser and the Sub-Advisers may be deemed promoters of the Fund. We have entered into the Advisory Agreement with Churchill and the Sub-Advisory Agreement with Nuveen Asset Management.
Required Vote
A nominee for trustee will be elected to the Board if the votes cast for such nominee’s election exceed the votes withheld from such nominee’s election. If you vote “withhold authority” with respect to a nominee, your Shares will not be voted with respect to the person indicated. Abstentions and “broker non-votes” will not be included in determining the number of votes cast and, as a result, will have no effect on this Proposal 1.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE TRUSTEE NOMINEES.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
PricewaterhouseCoopers LLP, New York, New York, has been appointed by the Audit Committee and the Board to serve as the Fund’s independent registered public accounting firm for the fiscal year ending December 31, 2023. PricewaterhouseCoopers LLP acted as the Fund’s independent registered public accounting firm for the fiscal year ended December 31, 2022. PricewaterhouseCoopers LLP has advised us that neither the firm nor any present member or associate of it has a direct financial or material indirect financial interest in the Fund or its affiliates. It is expected that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer questions.
Set forth in the table below are audit fees, audit-related fees, tax fees and all other fees billed to the Fund by PricewaterhouseCoopers LLP for professional services performed for the period from February 8, 2022 (inception) through December 31, 2022:

For the period from February 8, 2022 (inception) through December 31, 2022
Audit Fees	$360,000
Audit-Related Fees	—
Tax Fees	106,700
All Other Fees	—
Total Fees	$466,700

Audit Fees: Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for the audit of our financial statements included in the Annual Report and the review of our financial statements included in our quarterly reports on Form 10-Q in accordance with U.S. GAAP, this category contains fees for comfort letters, statutory audits, consents and assistance with and review of documents filed with the SEC.
Audit-Related Fees: Audit-related fees are assurance and related services that are reasonably related to the performance of the independent accountant, such as attest services that are not required by statute or regulation.
Tax Services Fees: Tax fees include professional fees for tax compliance and tax advice.
All Other Fees: Other fees would include fees for products and services other than the services reported above.
Pre-Approval Policies and Procedures
The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by PricewaterhouseCoopers LLP, the Fund’s independent registered public accounting firm. The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such service does not impair the auditor’s independence.
Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and such services cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. The Audit Committee does not delegate its responsibility to pre-approve services performed by the independent registered public accounting firm to management.

Audit Committee Report*
The Audit Committee of the Board operates under a written charter adopted by the Board. The Audit Committee is currently composed of Messrs. Potter and Ritchie and Mses. Sklar and Smith.
The Fund’s independent registered public accounting firm is responsible for performing an independent audit of the Fund’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and expressing an opinion on the conformity of those audited financial statements in accordance with U.S. GAAP. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also directly responsible for the appointment, compensation and oversight of the Fund’s independent registered public accounting firm.
Audit Firm Selection/Ratification
At least annually, the Audit Committee reviews the Fund’s independent registered public accounting firm to decide whether to retain such firm on behalf of the Fund. PricewaterhouseCoopers LLP has been the Fund’s independent registered public accounting firm since 2022.
When conducting its latest review of PricewaterhouseCoopers LLP, the Audit Committee actively engaged with PricewaterhouseCoopers LLP’s engagement partners and considered, among other factors:
•the professional qualifications of PricewaterhouseCoopers LLP and that of the lead audit partner and other key engagement members relative to the current and ongoing needs of the Fund;
•PricewaterhouseCoopers LLP’s historical and recent performance on the Fund’s audits, including the extent and quality of PricewaterhouseCoopers LLP’s communications with the Audit Committee related thereto;
•senior management’s assessment of PricewaterhouseCoopers LLP’s performance;
•the appropriateness of PricewaterhouseCoopers LLP’s fees relative to both efficiency and audit quality;
•PricewaterhouseCoopers LLP’s independence policies and processes for maintaining its independence;
•PCAOB audit quality inspection reports on PricewaterhouseCoopers LLP;
•PricewaterhouseCoopers LLP’s tenure as the Fund’s independent registered public accounting firm and its related depth of understanding of the Fund’s businesses, operations and systems and the Fund’s accounting policies and practices;
•PricewaterhouseCoopers LLP’s professional integrity and objectivity;
•the relative benefits, challenges, overall advisability and potential impact of selecting a different independent registered public accounting firm.
As a result of this evaluation, the Audit Committee approved the appointment of PricewaterhouseCoopers LLP for the 2023 fiscal year.
Audit Engagement Partner Selection
Under SEC rules and PricewaterhouseCoopers LLP’s practice, the lead engagement audit partner is required to change every five years, and the current lead audit partner was appointed in 2022.

Pre-Approval Policy
The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by PricewaterhouseCoopers LLP, the Fund’s independent registered public accounting firm. The policy requires that the Audit Committee pre-approve all services performed by the independent auditor in order to assure that the provision of such service does not impair the auditor’s independence.
Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibility to pre-approve services performed by the independent registered public accounting firm to management.
During the fiscal year ended December 31, 2022, the Audit Committee pre-approved 100% of non-audit services in accordance with the pre-approval policy described above.
Review with Management
The Audit Committee has reviewed the audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the Audit Committee that the Fund’s financial statements were prepared in accordance with U.S. GAAP.
Review and Discussion with Independent Registered Public Accounting Firm
The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Fund’s independent registered public accounting firm, matters required to be discussed by the applicable requirements of the PCAOB. The Audit Committee received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB and has discussed with the auditors the auditors’ independence. The Audit Committee has also considered the compatibility of non-audit services with the auditors’ independence.
Conclusion
Based on the Audit Committee’s discussion with management and the independent registered public accounting firm, the Audit Committee’s review of the audited financial statements, the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited financial statements in the Annual Report of the Fund for the fiscal year ended December 31, 2022 for filing with the SEC. The Audit Committee also recommended the selection of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm for the fiscal year ending December 31, 2023.
Respectfully Submitted,
The Audit Committee
James Ritchie
Stephen Potter
Dee Dee Sklar
Sarah Smith

*    The material contained in the foregoing Audit Committee Report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Fund under the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING
The Board is not aware of any matters that will be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matters requiring a vote of Shareholders arise, it is intended that the proxies that do not contain specific instructions to the contrary will be voted in accordance with the judgment of the persons named in the enclosed form of proxy.
SUBMISSION OF SHAREHOLDER PROPOSALS
Any proposal of a Shareholder intended to be included in our proxy statement and form of proxy/voting instruction card for the 2024 annual meeting of shareholders pursuant to Rule 14a-8 under the Exchange Act must be received by us on or before December 6, 2023. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. All proposals should be addressed to Nuveen Churchill Private Capital Income Fund, 430 Park Avenue, 14th Floor, New York, NY 10022, Attention: Vice President and Secretary, John McCally. Our Nominating Committee will review all Shareholder proposals and will make recommendations to the Board for action on such proposals.
Shareholder proposals or trustee nominations to be presented at the 2024 annual meeting of shareholders, other than shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, must be submitted in accordance with the advance notice procedures and other requirements set forth in our bylaws. These requirements are separate from the requirements discussed above to have the shareholder nomination or other proposal included in our proxy statement and form of proxy/voting instruction card pursuant to the SEC’s rules.
Our bylaws require that the proposal or recommendation for trustee nominations must be delivered to, or mailed and received at, the principal executive offices of the Fund not earlier than November 6, 2023, the 150th day prior to the one year anniversary of the date of the Fund’s proxy statement for the preceding year’s annual meeting, and not later than 5:00 p.m., Eastern Time, on December 6, 2023, the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. If the date of the annual meeting has changed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, shareholder proposals or trustee nominations must be so received not earlier than the 150th day prior to the date of such annual meeting and not later than the later of 5:00 p.m., Eastern Time, on the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.
SUBMISSION OF COMPLAINTS
The Audit Committee has established guidelines and procedures regarding the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (collectively, “Accounting Matters”). Persons with complaints or concerns regarding Accounting Matters may submit their complaints to the Fund’s Chief Compliance Officer, Thomas Grenville. Persons who are uncomfortable submitting complaints to the Chief Compliance Officer, including complaints involving the Chief Compliance Officer, may submit complaints directly to the Audit Committee Chair. Complaints may also be submitted on an anonymous basis via an anonymous online reporting system.
HOUSEHOLDING
Mailings for multiple Shareholders going to a single household are combined by delivering to that address, in a single envelope, a copy of the documents (prospectuses, proxy statements, etc.) or other communications for all Shareholders who have consented or are deemed to have consented to receiving such communications in such manner in accordance with the rules promulgated by the SEC. If you do not want to continue to receive combined mailings of Fund communications and would prefer to receive separate mailings of Fund communications, please contact John McCally by telephone at (704) 988-1628 or by mail to Nuveen Churchill Private Capital Income Fund, 430 Park Avenue, 14th Floor, New York, NY 10022, Attention: Vice President and Secretary, John McCally.

AVAILABLE INFORMATION
Copies of the Fund’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K are available at the Fund’s website (www.nuveen.com/pcap) or without charge, upon request. Please contact Investor Relations by telephone at (212) 478-9237, by email at PCAP-IR@churchillam.com or mail your request to Nuveen Churchill Private Capital Income Fund, 430 Park Avenue, 14th Floor, New York, NY 10022.
YOU ARE CORDIALLY INVITED TO PARTICIPATE IN THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY, YOU ARE REQUESTED TO VOTE IN ACCORDANCE WITH THE VOTING INSTRUCTIONS IN THE PROXY CARD, OR BY REQUESTING HARD COPY PROXY MATERIALS FROM US AND RETURNING A PROXY CARD.

PRIVACY NOTICE
The following information is provided to help investors understand what personal information the Fund collects, how the Fund protects that information and why, in certain cases, the Fund may share information with select other parties.
     In order to provide you with individualized service, the Fund collects certain nonpublic personal information about you from information you provide on your subscription agreement or other forms (such as your address and social security number), and information about your account transactions with the Fund (such as purchases of Shares and account balances). The Fund also may collect such information through your account inquiries by mail, email, telephone or website.
The Fund does not disclose any nonpublic personal information about you to anyone, except as permitted by law. Specifically, so that the Fund, the Adviser and their affiliates may continue to offer services that best meet your investing needs, the Fund may disclose the information we collect, as described above, to companies that perform administrative or marketing services on behalf of the Fund, such as transfer agents, or printers and mailers that assist us in the distribution of investor materials. These companies will use this information only for the services for which they have been hired, and are not permitted to use or share this information for any other purpose.
We will continue to adhere to the privacy policies and practices described in this notice if you no longer hold Shares of the Fund.
The Fund and the Adviser maintain internal security procedures to restrict access to your personal and account information to those officers and employees who need to know that information to service your account. The Fund maintains physical, electronic and procedural safeguards to protect your nonpublic personal information.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V11137-P91877 ! ! ! For All Withhold All For All Except NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND 430 PARK AVENUE, 14TH FLOOR NEW YORK, NEW YORK 10022 01) Kenneth Kencel 02) William Huffman 03) Michael Perry 04) Stephen Potter 05) James Ritchie 06) Dee Dee Sklar 07) Sarah Smith 1. The election of the following persons as trustees, who will each serve as a trustee of Nuveen Churchill Private Capital Income Fund until 2024, or until their respective successor is duly elected and qualified. The Board of Trustees recommends you vote FOR the following: To conduct such other business as may properly come before the Annual Meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or Annual Meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or Annual Meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V11138-P91877 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of the Annual Meeting, the Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com. This Proxy is Solicited on Behalf of the Board of Trustees of Nuveen Churchill Private Capital Income Fund for the Annual Meeting of Stockholders May 18, 2023 3:30 PM, Eastern Time The undersigned stockholder of Nuveen Churchill Private Capital Income Fund (the "Fund") acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Fund (the "Annual Meeting") and hereby appoints Kenneth Kencel, Shaul Vichness and John McCally, and each of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the common shares of beneficial interest of the Fund which the undersigned is entitled to vote at the Annual Meeting to be held at 3:30 PM, EDT on May 18, 2023 at https://churchillam.zoom.us/j/98250143080?pwd=ck5kcnpmYUhKNEFyU3ZxcXlSMVZFdz09, and any adjournment or postponement thereof. THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED ON THE REVERSE SIDE; where no choice is specified, it will be voted FOR all the trustee nominees in accordance with the recommendation of the Fund's board of trustees and in the discretion of the proxies with respect to any other matters that may properly come before the Annual Meeting. Continued and to be signed on reverse side